Exhibit 10.9

SOLARIS OILFIELD INFRASTRUCTURE, INC.

LONG TERM INCENTIVE PLAN

FORM OF STOCK OPTION AGREEMENT

Grant Date:	(the “Grant Date”)
Name of Grantee:	(the “Grantee” or “you”)
Number of Shares of Stock subject to Option:	(the “Shares”)
Per Share Exercise Price:	(the “Exercise Price Per Share”)

This Stock Option Agreement (this “Agreement”) is made and entered into as of the Grant Date by and between Solaris Oilfield Infrastructure, Inc., a Delaware corporation (the “Company”) and you.

WHEREAS, the Company adopted the Solaris Oilfield Infrastructure, Inc. Long Term Incentive Plan (as amended from time to time, the “Plan”), under which the Company is authorized to grant equity-based awards to certain employees and service providers of the Company;

WHEREAS, the Company, in order to induce you to enter into and to continue and dedicate service to the Company and to materially contribute to the success of the Company, agrees to grant you this Option;

WHEREAS, you acknowledge that a copy of the Plan has been furnished to you and shall be deemed a part of this Agreement as if fully set forth herein and the terms capitalized but not defined herein shall have the meanings set forth in the Plan; and

WHEREAS, you desire to accept the Option granted pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:

1. The Grant. Subject to the conditions set forth below, the Company hereby grants you, effective as of the Grant Date, as a matter of separate inducement and not in lieu of any salary or other compensation for your services for the Company, an option (the “Option”) to purchase from the Company, for the Exercise Price Per Share, up to the number of Shares set forth above in accordance with the terms and conditions set forth herein and in the Plan. The Option is not intended to be subject to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Terms. The terms and conditions of the Option granted hereby, to the extent not superseded by the terms and conditions contained in the Plan, are as follows:

(a) Price. The price at which each Share may be purchased shall be the Exercise Price Per Share set forth above, subject to any adjustments that may be made pursuant to the terms of the Plan.

(b) Vesting. The Option shall vest, provided that, subject to Section 4(b), you remain in the employ of, or a service provider to, the Company or its Affiliates until the applicable dates set forth in the following schedule:

Number of Shares that Vest	Vesting Date
One-third	First anniversary
One-third	Second anniversary
One-third	Third anniversary

(c) Exercise Limitation. The Option may be exercised only to the extent that it is vested and may, to the extent vested, be exercised in whole or in part, subject to applicable limitations set forth herein. The Option shall be exercisable during your lifetime only by you or the person to whom your rights shall pass by will or the laws of descent and distribution.

(d) Expiration. The Option shall expire on the                      anniversary of the Grant Date (the “Expiration Date”) and, notwithstanding anything contained to the contrary herein, no portion of the Option shall be exercisable after such date.

3. Exercise and Payment.

(a) Manner of Exercise. You (or your representative, guardian, devisee or heir, as applicable) may exercise any portion of the Option that has become vested in accordance with the terms of this Agreement as to all or any of the Shares by giving written notice of exercise to the Company, in the form attached hereto as Exhibit A, specifying the number of Shares to be purchased. The election shall state the address to which distributions, notices, reports, or similar information are to be sent, and shall contain your social security number or employee identification number. If the Company has elected to issue certificates for Shares, only one certificate evidencing the Shares will be issued unless you otherwise request in writing. Shares purchased upon exercise of the Option will be issued in your name. You shall not be entitled to any rights and privileges as a stockholder of the Company in respect of any of the Shares covered by the Option until such Shares shall have been purchased pursuant to the exercise of the Option by you in accordance with the foregoing.

(b) Payment. Payment of the aggregate Exercise Price Per Share for the number of Shares to be purchased shall be satisfied through net exercise (which is a reduction of the amount of Shares otherwise issuable or deliverable following exercise), and the number of Shares surrendered shall be equal to the number of Shares that have an aggregate Fair Market Value on the date of withholding or surrender equal to the result of multiplying the total number of Shares to be purchased by the Exercise Price Per Share.

4. Termination of Employment or Services and Change in Control.

(a) Termination Generally. Subject to Section 4(b), if your employment or other service relationship with the Company or its Affiliates shall be terminated by the Company or its Affiliates or by you for any reason, then you shall be entitled to exercise the Option (only to the extent vested) during the 30 days following the date of the termination of such employment or service relationship.

(b) Change in Control. Notwithstanding the vesting schedule set forth in Section 4(a) above, upon the occurrence of a Change in Control, the Option shall become immediately vested upon the date of such Change in Control and you shall be entitled to exercise the Option at any time prior to the Expiration Date.

(c) Effect of Other Agreements. Notwithstanding any provision herein to the contrary, in the event of any inconsistency between this Section 4 and any employment, severance or change in control agreement between you and the Company or a similar plan or arrangement sponsored or maintained by the Company in which you participate, the terms of such employment, severance or change in control agreement or similar plan or arrangement shall control.

5. Leave of Absence. With respect to the Option, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will be considered to still be in the employ of, or providing services for, the Company, provided that rights to the Option during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.

6. Payment of Taxes. Prior to the exercise of the Option, and as a condition to the Company’s obligation to deliver Shares upon such exercise, or in connection with any disposition of Shares acquired pursuant to such exercise, you (or any person permitted to exercise the Option in the event of your death) shall be responsible for satisfying withholding taxes and other tax obligations relating to the Option. Such tax obligations shall be satisfied through net withholding (which is a reduction of the amount of Shares otherwise issuable or deliverable following exercise) and the maximum number of Shares that may be so withheld shall be the number of Shares that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to the Option, as determined by the Committee. You acknowledge that there may be adverse tax consequences upon the transfer, vesting, exercise or settlement of the Option or disposition of the underlying Shares and that you have been advised, and hereby are advised, to consult a tax advisor prior to such transfer, vesting, exercise or settlement. You represent that you are in no manner relying on the Board, the Committee, the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

7. Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Stock upon exercise of the Option will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of issuance in effect with respect to the shares issued or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance.

8. Right of the Company and Affiliates to Terminate Employment or Services. Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Company or any of its Affiliates, or interfere in any way with the rights of the Company or any of its Affiliates to terminate your employment or service relationship at any time.

9. Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.

10. Remedies. The parties to this Agreement shall be entitled to recover from each other reasonable attorneys’ fees incurred in connection with the successful enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

11. No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Option granted hereunder.

12. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

13. No Guarantee of Interests. The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.

14. Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or if earlier the date it is sent via certified United States mail.

15. Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.

16. Information Confidential. As partial consideration for the granting of the Option hereunder, you hereby agree to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse and tax and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor weighing against the advisability of granting any such future award to you.

17. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

18. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

19. Company Action. Any action required of the Company shall be by resolution of the Board or by a person or entity authorized to act by resolution of the Board.

20. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

21. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Delaware without giving any effect to any conflict of law provisions thereof, except to the extent Delaware state law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

22. Amendment. This Agreement may be amended the Board or by the Committee at any time; provided that any amendment that would materially and adversely affect your rights hereunder shall not be effective without your consent.

23. Clawback. To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Board (or a committee thereof), all shares of Stock granted under this Agreement shall be subject to the provisions of any applicable clawback policies or procedures adopted by the Company, which clawback policies or procedures may provide for forfeiture and/or recoupment of such shares of Stock. Notwithstanding any provision of this Agreement to the contrary, the Company reserves the right, without your consent, to adopt any such clawback policies and procedures, including such policies and procedures applicable to this Agreement with retroactive effect.

24. The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.

25. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of this Agreement by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

26. Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, you agree, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which you have access. You hereby consent to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that your electronic signature is the same as, and shall have the same force and effect as, your manual signature.

27. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Option granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and you in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces your rights shall be effective only if it is in writing and signed by both you and an authorized officer of the Company.

28. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the Option is intended to be exempt from the applicable requirements of the Nonqualified Deferred

Compensation Rules and shall be limited, construed and interpreted in accordance with such intent. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the Option provided under this Agreement is exempt from or compliant with the Nonqualified Deferred Compensation Rules and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by you on account of non-compliance with the Nonqualified Deferred Compensation Rules.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and the Grantee has set his hand as to the date and year first above written.

SOLARIS OILFIELD INFRASTRUCTURE, INC.

Name:
Title:

[GRANTEE NAME]

GRANTEE

EXHIBIT A

STOCK OPTION EXERCISE NOTICE

Solaris Oilfield Infrastructure, Inc.

Attn:

8901 Gaylord Drive

Suite 210

Houston, Texas 77024

I hereby elect to exercise the Option granted in the Stock Option Agreement described below (the “Agreement”) pursuant to the Solaris Oilfield Infrastructure, Inc., Long Term Incentive Plan (the “Plan”) of Solaris Oilfield Infrastructure, Inc., a Delaware corporation (the “Company”) with respect to the number of Shares (terms capitalized but not defined in this notice are used as defined in the Agreement or the Plan, as applicable):

Grant Date:

Grantee:

Number of Shares for which the Option will be exercised:

Exercise Price:

Per Share: $

Total: $

In connection with this exercise, and in order to fulfill the requirements of the Agreement and the Plan, I represent and warrant to and agree with the Company as follows:

1. SECURITIES LAW MATTERS. I understand that the Company and its officers are relying upon the accuracy and completeness of the information set forth herein in complying with their obligations under applicable securities laws in connection with the sale to me of the Shares for which the Option is being exercised and that the Company is not required to sell such Shares to me unless it can do so in compliance with all applicable securities laws.

2. SURVIVAL OF COVENANTS. I understand and agree that the provisions of the Plan and the Agreement will survive the issuance of Shares to me and that I will continue to be bound thereby.

[Signature Page Follows]

THIS STOCK OPTION EXERCISE NOTICE is executed as of             , 20    .

GRANTEE

Signature:
Print name:
Date:
Address:
SSN:

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